UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2006

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos CA 94022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously announced, the audit committee of the Rambus Inc. (“Rambus” or the “Company”) board of directors is conducting an independent investigation to review the Company’s historical stock option grant practices and related accounting. The audit committee is being assisted by independent legal counsel and independent forensic accounting consultants.

The audit committee had reached a conclusion that the actual measurement dates for certain historical stock option grants differ from the recorded grant dates for such awards. The audit committee has not completed its work nor reached final conclusions and is continuing its investigation into the circumstances that gave rise to the differences. The audit committee has determined, based on further analysis, that non-cash stock-based compensation expenses should have been recorded with respect to those stock option grants and recognized over the vesting period of the options, and that the amount of such additional expenses is material.

Further, the audit committee, in consultation with management and after discussion with its auditors on July 17, 2006, has concluded that its previously issued financial statements for the fiscal years 2003, 2004, 2005, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, the Quarterly Reports on Form 10-Q filed with respect to each of these fiscal years and the financial statements included in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal year 2006, should no longer be relied upon and will be restated. In addition, the restatement will affect financial statements for prior fiscal years and the Company will reflect those adjustments as a part of the opening balances in the financial statements for the restatement period.

Because the audit committee’s review is ongoing, it has not determined the aggregate amount of additional non-cash stock-based compensation expense, nor has it determined the amount of such expense to be recorded in any specific prior period or in any future period. It also has not identified all stock option grants whose accounting measurement dates may have been incorrectly determined, nor whether these would be material. Rambus also expects that expenses arising from the investigation, the restatement and related activities, which will be recorded in the periods incurred, will be significant.

The press release issued by Rambus on July 19, 2006 announcing the restatement is attached hereto as Exhibit 99.1 and is incorporated in this Item 4.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1      Press Release dated July 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2006	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated July 19, 2006.